                                                                 EXHIBIT 2(d)(2)

SUBSCRIPTION CERTIFICATE NUMBER            NUMBER OF RIGHTS:           CUSIP NO.


                            SUBSCRIPTION CERTIFICATE

     The registered owner of this Subscription Certificate is entitled to subscribe for one share (a "Share") of the Common Stock of Blue Chip Value Fund, Inc. for every 8 rights ("Rights") held, one of which has been issued for each share of Common Stock owned of record on April __, 1998 (the "Record Date"). If such registered owner subscribes for the maximum number of Shares to which he or she is entitled through the Basic Subscription Privilege, he or she is entitled to subscribe for an unlimited number of additional Shares not otherwise subscribed for pursuant to the Oversubscription Privilege, subject to proration as described in the Prospectus dated May __, 1998, if there are sufficient available Shares. For purposes of determining the number of Shares a holder may acquire, shareholders whose shares are held of record on the Record Date by a depository or nominee will be deemed to be holders of the Rights that are issued to such depository or nominee. All subscriptions are subject to terms and conditions set forth herein and in the Prospectus.



               By:  ChaseMellon Shareholder Services, L.L.C.
                    as Subscription Agent


                    THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK TIME, ON
               JUNE __, 1998 AND THIS SUBSCRIPTION CERTIFICATE IS VOID
               THEREAFTER.

                    THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE
               EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK
RETURN TO: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           BY MAIL:              BY OVERNIGHT COURIER:          BY HAND:

     ChaseMellon Shareholder     ChaseMellon Shareholder        ChaseMellon Shareholder
     Services, L.L.C.            Services, L.L.C.               Services, L.L.C.
     Midtown Station             85 Challenger Road             120 Broadway, 13th Floor
     P.O. Box _________          Overpeck Centre                New York, NY  10271
     New York, NY  10138-0814    Ridgefield Park, NJ  07660
                                 Attention: Reorganization

1.  Number of Shares subscribed for    2.  Number of Shares subscribed for
    through the Basic Subscription         through the Oversubscription
    Privilege (not to exceed one           Privilege (No limit, except Basic
    Share for each 8 Rights                Subscription must be fully
    held): ________________                exercised): _________________
             Shares                                      Shares

4.  Method of Payment (Check (A),      3.  Total Subscription Price
    (B) or (C):                            (sum of lines 1 and 2 multiplied
                                           by $______):$_______


[_](A) Certified, Cashier's or personal check payable to ChaseMellon Shareholder Services, L.L.C.

                    or

[_](B) Wire Transfer Directed to
       Mellon Bank, Pittsburgh, PA

                    or

[_](C) Notice of Guaranteed Delivery

       _____________________________

AGREEMENT AND SIGNATURE

     I hereby irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

DATED: _______________, 1998

____________________________

____________________________

(Please date and sign exactly as your name appears on the reverse side of this Subscription Certificate. Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person).

TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

     I hereby certify that the foregoing purchase of Shares has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

DATED: _______________, 1998

____________________________

____________________________